UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 18, 2011
USA Mobility, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 18, 2011, USA Mobility, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). There were 22,097,188 shares of common stock eligible to vote, of which 20,295,812 shares were represented in person or by proxy at the Annual Meeting. The purpose of the Annual Meeting was to elect six directors; to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011; to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“NEOs”); and to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s NEOs on an annual basis. No other business was transacted.
Nominees for election to the Board of Directors were approved by a plurality of the votes properly cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote. Shares withheld from voting on the election of directors, including broker non-votes, had no effect on the outcome of the election of directors. Six directors were elected to hold office until the next Annual Meeting and until their respective successors have been elected or appointed.
The results of the election of the directors; the ratification of the appointment of Grant Thornton LLP; the approval, on an advisory basis, on the compensation of the Company’s NEOs; and the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s NEOs on an annual basis were as follows:

	Shares of Common Stock Voted
Election of Directors:	In Favor	Against	Withheld	Broker Non-Votes
Nicholas A. Gallopo	17,535,140	—	74,688	2,685,984
Vincent D. Kelly	17,541,112	—	68,716	2,685,984
Brian O’Reilly	17,518,492	—	91,336	2,685,984
Matthew Oristano	17,536,330	—	73,498	2,685,984
Samme L. Thompson	17,515,088	—	94,740	2,685,984
Royce Yudkoff	17,518,229	—	91,599	2,685,984

Ratification of Appointment of:	In Favor	Against	Abstained	Broker Non-Votes
Grant Thornton LLP	20,204,120	40,679	51,013	—

Advisory Vote on the Approval of:	In Favor	Against	Abstained	Broker Non-Votes
NEOs compensation	16,976,021	404,598	229,209	2,685,984

Advisory Vote on the Approval of:	One Year	Two Year	Three Year	Abstained	Broker Non-Votes
Frequency of advisory votes on NEOs compensation on an annual basis	15,138,935	16,718	2,231,978	222,197	2,685,984

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.
May 19, 2011	By:	/s/ Shawn E. Endsley
Shawn E. Endsley
Chief Financial Officer